Exhibit 99.1

Contact:	Kevin Berry
(312) 960-5529

GENERAL GROWTH PROPERTIES REPORTS FIRST QUARTER RESULTS

INCREASES 2012 FULL YEAR GUIDANCE

Chicago, Illinois, May 1, 2012 – General Growth Properties, Inc. (the “Company”) (NYSE: GGP) today reported results for the quarter ended March 31, 2012.

Results for the Quarter

Core Funds From Operations (“Core FFO”) was $222.1 million, or $0.22 per diluted share, as compared to $208.2 million, or $0.21 per diluted share, in the prior year period, an increase of 6.7%.

Core Net Operating Income (“Core NOI”) for the U.S. regional mall portfolio was $503.8 million as compared to $483.8 million in the prior year period, an increase of 4.1%.

Net loss attributable to common stockholders, which is impacted by depreciation and non-cash accounting adjustments for warrants outstanding, was $197.6 million, or $0.21 per diluted share, as compared to net income of $5.7 million in the prior year period.

Operational Highlights

•  Comparable tenant sales increased 9.6% to $525 per square foot on a trailing 12-month basis.

•  Regional mall leased percentage was 93.7% at quarter end, an increase of 80 basis points from March 31, 2011.

•  Initial rental rate for leases on a suite-to-suite basis is $62.12 per square foot, an increase of 7.4% or $4.29 per square foot compared to the rental rate for expiring leases.

Guidance

Core FFO for full year 2012 is expected to be $0.92 to $0.96 per diluted share. The Company previously issued guidance of $0.90 to $0.94 per diluted share. Core FFO for the second quarter 2012 is expected to be $0.20 to $0.22 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income (loss) attributable to common stockholders per share to estimated diluted FFO per share and diluted Core FFO per share.

	For the three months ended June 30, 2012		For the year ended December 31, 2012
	Low End	High End	Low End	High End
Net income (loss) attributable to common stockholders	$(0.01)	$0.01	$(0.03)	$0.01
Depreciation, including share of joint ventures	0.19	0.19	0.92	0.92
Gain/loss on property dispositions	--	--	--	--
Impact of dilutive securities	--	--	(0.02)	(0.02)
Funds From Operations	0.18	0.20	0.87	0.91
Other Core FFO Adjustments (1)	0.02	0.02	0.05	0.05
Core Funds From Operations	$0.20	$0.22	$0.92	$0.96

(1)          Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Core FFO. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity.

Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, Core FFO does not include real estate-related depreciation and amortization or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Capital Markets

During the quarter, the Company obtained a $130 million secured financing of The Shoppes at Buckland Hills, a wholly owned regional mall located in Manchester, Connecticut. The loan matures in March, 2022 and bears interest at 5.19% per annum.

Total cash and cash equivalents were $615 million on March 31, 2012, including $123 million held in joint ventures.

Subsequent to quarter-end, the Company completed the following transactions:

•  Obtained a $1 billion secured corporate line of credit. The new facility has an uncommitted accordion feature for a total facility of up to $1.25 billion and a term of four years. The pricing of the facility is currently set at LIBOR plus 250 basis points and is determined by the Company’s leverage level. The transaction was arranged by Wells Fargo Securities LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC and J.P. Morgan Chase Securities LLC. In connection with the new facility, the Company terminated its $750 million corporate line of credit.

•  Obtained a $1.4 billion secured financing of Ala Moana Center, a wholly owned mall located in Honolulu, Hawaii. The loan matures in April, 2022 and bears interest at 4.23% per annum.

•  Obtained an $82 million secured financing of The Gallery at Harborplace, a wholly owned mall located in Baltimore, Maryland. The loan matures in April, 2022 and bears interest at 5.24% per annum.

•  Obtained a $245 million secured financing at share of The Streets at Southpoint, a 94.4% owned mall located in Durham, North Carolina. The loan matures in April, 2022 and bears interest at 4.36% per annum.

Acquisitions and Dispositions

During the quarter the Company completed the following transactions:

•  Spun-off 30 malls comprising approximately 21 million square feet into Rouse Properties, Inc. (“RPI”), a newly formed public company.

•  Acquired whole or partial interests in four anchor pads comprising 497,000 square feet for approximately $23.2 million.

•  Disposed of its entire interest in three properties comprising 1.15 million square feet for net proceeds of approximately $26.6 million.

Subsequent to quarter-end, the Company completed the following transactions:

•  Acquired the remaining 49% interest in The Oaks Mall, Gainesville, Florida, and Westroads Mall, Omaha, Nebraska, from its joint venture partner for approximately $191.2 million, representing a cap rate of approximately 7.8%. The acquisition was funded with $97.6 million of cash and the assumption of $93.6 million of existing mortgage debt. As a result of the transaction the Company owns 100% of these properties which generate approximately $415 of sales per square foot.

•  Acquired 11 Sears anchor pads (five fee interests and six long-term leasehold interests) for purposes of redevelopment or remerchandising for $270.0 million. The transaction was announced on February 23, 2012, and comprises approximately 1.8 million square feet.

Development Activity

The redevelopment of Glendale Galleria, a 1.5 million square foot mall located in Glendale, California, commenced in April 2012. The redevelopment encompasses the interior and exterior of the mall and is highlighted by a new Bloomingdale’s department store expected to open in 2013. Total projected redevelopment costs are approximately $115.0 million of which the Company’s share is approximately $57.5 million.

Common Share Dividend

Today the Company announced that its Board of Directors declared a second quarter common stock dividend of $0.10 per share payable on July 30, 2012 to stockholders of record on July 16, 2012.

Investor Conference Call

On May 2, 2012, the Company will host a conference call at 10:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available beginning at 1:00 p.m. EST on May 2, 2012, through May 16, 2012. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 43425840. A replay of the call will be available on the Company’s website in the Investors section.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been filed with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused on owning, managing, leasing, and redeveloping regional malls throughout the United States. The Company currently owns, or has an interest in, 135 regional shopping malls comprising approximately 136 million square feet of gross leasable area. The Company is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.  For further information please visit www.GGP.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND CORE NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

CORE NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  We present Core NOI, and Core EBITDA and Core FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND CORE EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization. EBITDA has been reflected on a proportionate basis.  “Core EBITDA” comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Core NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be our share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with our presentation of NOI and EDITDA, FFO has been reflected on a proportionate basis.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Core NOI and Core EBITDA, Core FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Core NOI adjustments, Core EBITDA adjustments, and FFO items such as FFO from discontinued operations, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The Company presents EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Core NOI, EBITDA, Core EBITDA, FFO and Core FFO, reconciliations have been provided as follows: a reconciliation of NOI and Core NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Core EBITDA to GAAP net income (loss) attributable to common stockholders; a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

General Growth Properties, Inc.

Consolidated Statements of Operations(1)
(In thousands, except per share)

	Three Months Ended
	March 31, 2012	March 31, 2011

Revenues:
Minimum rents	$388,121	$396,913
Tenant recoveries	179,427	182,209
Overage rents	13,280	10,491
Management fees and other corporate revenues	16,171	15,352
Other	15,127	15,449
Total revenues	612,126	620,414
Expenses:
Real estate taxes	57,815	58,813
Property maintenance costs	23,075	28,462
Marketing	6,929	6,286
Other property operating costs	90,982	92,631
Provision for (recovery from) doubtful accounts	2,463	(85)
Property management and other costs	41,992	47,700
General and administrative	10,254	501
Depreciation and amortization	217,585	227,793
Total expenses	451,095	462,101
Operating income	161,031	158,313
Interest income	666	679
Interest expense	(215,827)	(219,621)
Warrant liability adjustment	(143,112)	76,448
(Loss) income before income taxes, equity in income (loss) of Unconsolidated Real Estate Affiliates, discontinued operations and noncontrolling interests	(197,242)	15,819
Provision for income taxes	(1,396)	(3,041)
Equity in income (loss) of Unconsolidated Real Estate Affiliates	5,952	(2,933)
(Loss) income from continuing operations	(192,686)	9,845
Discontinued operations	(1,562)	(2,910)
Net (loss) income	(194,248)	6,935
Allocation to noncontrolling interests	(3,367)	(1,273)
Net (loss) income attributable to common stockholders	$(197,615)	$5,662
Basic and Diluted Loss Per Share:
Continuing operations	$(0.21)	$—
Discontinued operations	—	—
Total basic and diluted loss per share	$(0.21)	$—

(1)  Amounts presented in accordance with GAAP.

General Growth Properties, Inc.

Consolidated Balance Sheets(1)
(In thousands)

	March 31, 2012	December 31, 2011
Assets:
Investment in real estate:
Land	$4,319,614	$4,623,944
Buildings and equipment	18,624,351	19,837,750
Less accumulated depreciation	(1,010,625)	(974,185)
Developments in progress	118,058	135,807
Net property and equipment	22,051,398	23,623,316
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,011,449	3,052,973
Net investment in real estate	25,062,847	26,676,289
Cash and cash equivalents	494,772	572,872
Accounts and notes receivable, net	219,627	218,749
Deferred expenses, net	151,426	170,012
Prepaid expenses and other assets	1,631,194	1,805,535
Assets held for disposition	—	74,694
Total Assets	$27,559,866	$29,518,151

Liabilities:
Mortgages, notes and loans payable	$15,926,159	$17,143,014
Accounts payable and accrued expenses	1,284,855	1,445,738
Dividend payable	96,773	526,332
Deferred tax liabilities	29,365	29,220
Tax indemnification liability	303,750	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	1,129,074	985,962
Liabilities held for disposition	—	74,795
Total Liabilities	$18,976,176	$20,715,011
Redeemable noncontrolling interests:
Preferred	124,591	120,756
Common	116,553	103,039
Total Redeemable Noncontrolling Interests	241,144	223,795
Equity:
Total stockholders’ equity	8,247,636	8,483,329
Noncontrolling interests in consolidated real estate affiliates	94,910	96,016
Total Equity	8,342,546	8,579,345
Total Liabilities and Equity	$27,559,866	$29,518,151

(1)  Amounts presented in accordance with GAAP.

General Growth Properties, Inc.

Reconciliation of Core NOI, Core EBITDA, and Core FFO
For the Three Months Ended March 31, 2012 and 2011
(In thousands)

	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011
	Pro Rata Basis	Core Adjustments	Core	Pro Rata Basis	Core Adjustments	Core

Property revenues:
Minimum rents	$482,750	$10,173	$492,923	$487,086	$(5,452)	$481,634
Tenant recoveries	216,809	—	216,809	217,560	—	217,560
Overage rents	16,916	—	16,916	12,173	—	12,173
Other revenue	22,483	—	22,483	18,883	—	18,883
Noncontrolling interests	(2,711)	—	(2,711)	(3,719)	—	(3,719)
Total property revenues	736,247	10,173	746,420	731,983	(5,452)	726,531
Property operating expenses:
Real estate taxes	69,732	(1,578)	68,154	70,069	(1,578)	68,491
Property maintenance costs	27,938	—	27,938	33,728	—	33,728
Marketing	8,563	—	8,563	7,872	—	7,872
Other property operating costs	117,232	(1,612)	115,620	110,557	(1,585)	108,972
Provision for doubtful accounts	2,720	—	2,720	946	—	946
Total property operating expenses	226,185	(3,190)	222,995	223,172	(3,163)	220,009
Core NOI	510,062	13,363	523,425	508,811	(2,289)	506,522
Management fees and other corporate revenues	17,698	—	17,698	16,498	(207)	16,291
Property management and other costs	(48,203)	(424)	(48,627)	(53,167)	6,978	(46,189)
General and administrative	(13,680)	—	(13,680)	(1,720)	(9,548)	(11,268)
Core EBITDA	465,877	12,939	478,816	470,422	(5,066)	465,356
Depreciation on non-income producing assets	(1,697)	—	(1,697)	(1,455)	—	(1,455)
Preferred unit distributions	(5,433)	3,098	(2,335)	(2,336)	—	(2,336)
Interest income	1,372	—	1,372	1,493	—	1,493
Interest expense:
Default interest	(1,453)	1,453	—	(2,119)	2,119	—
Interest expense relating to extinguished debt	—	—	—	(4,990)	4,990	—
Mark-to-market adjustments on debt	4,210	(4,210)	—	5,348	(5,348)	—
Write-off of mark-to-market adjustments on extinguished debt	(922)	922	—	—	—	—
Debt extinguishment expenses	(176)	176	—	(9)	9	—
Interest on existing debt	(255,817)	—	(255,817)	(257,270)	—	(257,270)
Warrant liability adjustment	(143,112)	143,112	—	76,448	(76,448)	—
Provision for income taxes	(1,499)	1,499	—	(3,135)	3,135	—
Other FFO from noncontrolling interests	1,729	—	1,729	2,388	—	2,388
FFO from discontinued operations	11,340	(11,340)	—	21,125	(21,125)	—
Core FFO	$74,419	$147,649	$222,068	$305,910	$(97,734)	$208,176

General Growth Properties, Inc.

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended
	March 31, 2012	March 31, 2011
Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$510,062	$508,811
Unconsolidated Properties	(98,063)	(92,776)
Consolidated Properties	411,999	416,035
Management fees and other corporate revenues	16,171	15,352
Property management and other costs	(41,992)	(47,700)
General and administrative	(10,254)	(501)
Depreciation and amortization	(217,585)	(227,793)
Noncontrolling interest in NOI of Consolidated Properties	2,692	2,920
Operating income	$161,031	$158,313

Reconciliation of EBITDA to GAAP Net (Loss) Income Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$465,877	$470,422
Unconsolidated Properties	(89,953)	(87,236)
Consolidated Properties	375,924	383,186
Depreciation and amortization	(217,585)	(227,793)
Noncontrolling interest in NOI of Consolidated Properties	2,692	2,920
Interest income	666	679
Interest expense	(215,827)	(219,621)
Warrant liability adjustment	(143,112)	76,448
Provision for income taxes	(1,396)	(3,041)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	5,952	(2,933)
Discontinued operations	(1,562)	(2,910)
Allocation to noncontrolling interests	(3,367)	(1,273)
Net (loss) income attributable to common stockholders	$(197,615)	$5,662

Reconciliation of FFO to GAAP Net (Loss) Income Attributable to Common Stockholders
FFO:
Pro Rata basis	$74,419	$305,910
Unconsolidated Properties	—	—
Consolidated Properties	74,419	305,910
Depreciation and amortization of capitalized real estate costs	(264,333)	(279,619)
Gains (losses) on sales of investment properties	2,102	3,414
Noncontrolling interests in depreciation of Consolidated Properties	1,755	2,386
Provision for impairment excluded from FFO of discontinued operations	(10,393)	—
Redeemable noncontrolling interests	1,318	(38)
Depreciation and amortization of discontinued operations	(2,483)	(26,391)
Net (loss) income attributable to common stockholders	$(197,615)	$5,662

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income (Loss) of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$98,063	$92,776
Net property management fees and costs	(4,684)	(4,321)
Net interest expense	(37,625)	(38,605)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(3,508)	(1,291)
FFO of discontinued Unconsolidated Properties	—	(680)
FFO of Unconsolidated Properties	52,246	47,879
Depreciation and amortization of capitalized real estate costs	(48,445)	(54,097)
Other, including gain on sales of investment properties	2,151	3,285
Equity in income (loss) of Unconsolidated Real Estate Affiliates	$5,952	$(2,933)